Exhibit 10.46
                                                                   -------------

            Confidential Materials omitted and filed separately with
                    the Securities and Exchange Commission.
                           Asterisks denote omission.


                         TELE ATLAS NORTH AMERICA, INC.
                            INTERNET PROVIDER LICENSE


                   LICENSE AGREEMENT NO. IP-OOO12-SWITCHBD(f)

This Tele Atlas North America, Inc. Internet Provider License (the "License") is entered into by and between Tele Atlas North America, Inc., a California corporation ("TANA"), and Switchboard Incorporated, a Delaware corporation ("Licensee"). The terms set forth below apply only to the authorized activity as stated in Sections 2 and 4 below. Any additional sublicensing activity must be agreed to between the parties by execution of another license agreement. This License incorporates the terms and conditions of General Provisions Agreement No. GP-00024- SWITCHBD(g), executed between Licensee and TANA on JUN 07, 2001.

I. Definitions. In this License, the following are defined terms:
   -------------

a) "Licensed Products" means all software ("Software"), data ("Data"), documentation and related materials as listed in Section 6 below, as amended from time to time by the mutual consent of the parties, or supplied by TANA to Licensee.

b) "Products" means Licensed Products and Derivative Products.

c) "Licensee Products" means all new and original products independently created by Licensee without use or inclusion of any portion of a Licensed Product.

d) "Derivative Products" means all works created by Licensee which are based upon or incorporate all or part of one or more Licensed Products, such as a revision, modification, translation, abridgment, condensation, expansion, collection, compilation or any other form in which such Licensed Products may be recast, transformed or adapted.

e) "Reseller" means a third party who is authorized by Licensee to provide the Geographic Services either i) directly to End Users; or ii) to another Reseller that provides the Geographic Services directly to End Users. Licensee shall be prohibited from authorizing more than two (2) Reseller levels between Licensee and an End User.

f) "End User" means an individual that receives the Geographic Services or any portion of the Geographic Services and who initiates access to the Geographic Services through a world wide web site or a Wireless Device. End Users that access the Geographic Services via a Wireless Device shall be contractually bound to i) restrict use to their own individual use, ii) not to operate a service bureau or call center, and iii) not to retransmit the Geographic Services. Licensee shall also contractually iv) disclaim, to the extent permitted by applicable law, TANA's liability for any damages, or loss of any kind, whether special, direct, indirect, incidental, or consequential, arising from the use of the Derivative Services, and v) disclaim all warranties of TANA, whether express or implied, and all warranties of merchantability and fitness for any particular purpose.

g) "Geographic Services" shall mean graphical raster images and/or text or audio directions provided to End Users via the Internet subject to the restrictions of this License and the Agreement.

h) "Wireless Device" means pagers, cellular telephones, smart phones, WAP enabled devices and personal digital assistants. Licensee shall notify TANA of each type of Wireless Device supported by Licensee.

i) "Agreement" means the General Provisions Agreement referenced above.

2. Appointment Of Licensee and License Grant. TANA hereby appoints Licensee as
   -----------------------------------------
an authorized TANA Internet Provider and grants to Licensee the non-exclusive, non-transferable license to use each Licensed Product in object code form for the limited purpose of in-house development by Licensee of Derivative Products.

TANA also hereby grants to Licensee the non-exclusive, non-transferable world-wide right to use the Derivative Products to provide Geographic Services
(a) from servers controlled solely by Licensee directly to End Users via either a telecommunications connection to the Internet or wireless communications; and
(b) from servers controlled solely by Licensee indirectly via the Internet, wireless communications or satellite to authorized Resellers for transmission to End Users via either a telecommunications connection to the Internet or wireless communications, provided that (i) Licensee requires Resellers to execute and return to Licensee a Reseller agreement that is at least as protective of the Licensed Products as the Agreement and this License; (ii) Licensee has paid to TANA all fees and royalties due in accordance with this License; and (iii) Licensee complies with all provisions of this License and the Agreement. TANA acknowledges that the Geographic Services when delivered pursuant to the restrictions set forth in 2(b) above may be delivered under the brands, logos and trade dress of Licensee and/or Resellers.

3.  Prohibited  Functions.  For purposes of this License only,  the  Prohibited
    ---------------------
Functions set forth in Attachment A to the Agreement shall fully apply to the Geographic Services, except as follows:

(a) Batch geocoding shall be permitted under this License.
(b) Pathfinding shall be permitted under this License.
(c) Incorporation of business listings or non-TANA databases shall be permitted under this License.
(d) Electronic communication via the Internet or wireless communications shall be permitted under this License as set forth herein.
(e) Inclusion of third party advertising on or in conjunction with any map image shall be permitted under this License.

4.  Permitted  Geographic  Services.  Licensee is permitted to provide the
    -------------------------------
following Geographic Services subject to the following restrictions:

The Geographic Services shall consist of bit-mapped (raster) graphics images ("Map Images") and/or text or audio directions derived from the Products. In order to minimize data transfer time, Licensee is permitted to utilize the digital, vector-based distribution mechanisms known as Java Applets, Plug-in Mechanisms, Postscript, Amber or pdf (each such mechanism in the version current at the date of this License or in a subsequent substantially equivalent version, but not in any subsequent, substantially nonequivalent version without TANA's prior written approval) to send the Products to the End User in vector-based form, subject to the following restrictions: Such digital form shall be invisible to the End User; and Licensee shall not offer the ability to or enable the End User to access, utilize or store the Licensed Products in any vector-based form.

Licensee may allow the Map Images to be rotated or zoomed by the End User, provided that the End User is required to enter a manual keystroke or mouse click for each rotation or zoom of the Map Image. A single Map Image shall not contain more than two hundred (200) kilobytes of map data information (such data content as measured in bytes transferred to the End User). Such transfer may only occur upon an End User's entry of a manual keystroke or mouse click for each Map Image.

In no event shall End Users be authorized, enabled or permitted to download, access, utilize or store the Products in any form except as expressly authorized above in this Section 4.

For Geographic Services accessed on a world wide web site, Licensee shall include on an initial screen that must necessarily and unavoidably be viewed by each End User the following notice in conspicuous type: "Map data copyright Tele Atlas North America, Inc. 1984-2001; use subject to license agreement." The
                                                    -----------------
words "license agreement" shall be underlined and highlighted in a different
       -----------------
color or linked with an icon so that when clicked upon they serve as a link to the End User Internet License attached hereto as Exhibit A. Each Map Image displayed shall include the following notice conspicuously displayed within the Map Image: "Map Data Tele Atlas North America, Inc. 1984-2001. All rights reserved. Use Subject to License." The word "License" shall be underlined and
                         -------
highlighted in a different color so that when clicked upon it serves as a link to the End User Internet License attached hereto as Exhibit A.

For Geographic Services accessed on a Wireless Device, Licensee shall include the following copyright notice: "Tele Atlas North America, Inc. 2001". For Geographic Services provided via voice applications, Licensee shall include the following spoken copyright notice: "Map data copyright Tele Atlas North America, Inc."

5. Rovalties due TANA by Licensee.
   ------------------------------

(a) Annual Minimum Royalty. Licensee shall pay to TANA an annual minimum royalty
    ----------------------
(the "Annual Minimum Royalty") in the amount of [**]
($[**]). TANA shall invoice Licensee for each Annual Minimum Royalty.
However, notwithstanding lack of receipt of an invoice from TANA, the Annual Minimum Royalty shall be due and payable upon execution of this License and upon each anniversary of the Effective Date that this License remains in effect. Licensee will pay to TANA the greater of the Annual Minimum Royalty or actual accrued royalties. Each Annual Minimum Royalty shall be recoverable against royalties accrued during each twelve (12) month term, but shall only be refundable on a pro-rated basis in accordance with Section 5.2 or Section
6.1(c) of the Agreement.

(b) Accrued Royalties.
    -----------------
(i) Internet Services. For Geographic Services delivered to End Users either
    -----------------
directly or indirectly via the Internet, Licensee shall accrue and pay to TANA royalties at the rate of [**] percent ([**]%) of any consideration received by Licensee (or any Affiliates of Licensee) for licensing, sublicensing or syndication of the Geographic Services; advertising related to providing the Geographic Services; or any fee based (e. g. transaction fees, subscription fees) provision of the Geographic Services with respect to Licensee's services or Products covered by this License or the Agreement. For purposes of this provision, an "Affiliate" means an entity in which Licensee owns an equity interest of 50% or more, or that is controlled by Licensee, or an entity that shares with Licensee common equity ownership or control by a third entity.

(ii) Rovalty Reduction. In the event Licensee accrues and pays to TANA royalties
     -----------------
in excess of [**] ($[**]) in any twelve (12) month term beginning upon the execution of this License, accrued royalties set forth in Section 5(b)(i) above shall be reduced by [**] ([**]%) for the remainder of such twelve (12) month term.

(c) Rovalty Reports. Licensee shall make payment of all royalties due TANA
    ---------------
concurrently with each accounting report due TANA pursuant to Section 8.1 of the Agreement. The provisions of Article 8 of the Agreement regarding records, reporting and audit requirements shall apply to all such royalty payments. Licensee shall not be entitled to withhold or delay payment to TANA pending receipt of payment from a Licensee Customer.

6. Licensed Products.  Software:  MapAccess Libraries (MapDraw,  MapRetrieve
   --------------------
and GeoCode); GeoRetrieve Library; PathAccess Library. Data: Premium data of the United States in MapAccess format with .net files. TANA warrants the MapAccess data format to be the same data format as that previously delivered to Licensee under TANA's Internet Provider License Agreement No. IP-96-007; Premium data of the United States in Matchware PACE II format.

TANA has discontinued the MapAccess Libraries, the GeoRetrieve Library and the PathAccess Library Licensed Products (the "Discontinued Licensed Products"). Licensee may continue to use the Discontinued Licensed Products as previously delivered to Licensee with the understanding that TANA shall not release any updates to the Discontinued Licensed Products, nor shall TANA provide any technical support for the Discontinued Licensed Products. Additionally, Licensee acknowledges and agrees that the Discontinued Licensed Products shall not be covered by the Limited Warranty set forth in Section 5.2 through 5.6 of the Agreement. The Discontinued Licensed Products are provided on an "AS IS" and "WITH ALL FAULTS" basis. TANA EXPRESSLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT,

MERCHANTABILITY, MERCHANTABLE QUALITY, EFFECTIVENESS, COMPLETENESS, ACCURACY, AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN ADVICE OR INFORMATION PROVIDED BY TANA OR ANY OF ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY ,
AND LICENSEE IS NOT ENTITLED TO RELY ON ANY SUCH ADVICE OR INFORMATION. In the event that Licensee requests and TANA, in its sole discretion, agrees to provide technical support for any of the Discontinued Licensed Products, Licensee agrees to pay for such technical support at TANA's then current standard hourly rate.

Except for the Discontinued Licensed Products, Licensee shall be entitled to receive semi-annual updates to the Licensed Products listed in this Section 6 following the general releases by TANA for such Licensed Products, contingent upon Licensee's fulfillment of its obligations under the terms and conditions of this License and the Agreement. Nothing herein shall require TANA to release updates to the Licensed Products and TANA shall, in its sole discretion, determine the nature, content, timing and release level of updates, if any.

7. Software Platform Migration. Licensee shall use commercially reasonable
   ---------------------------
efforts to migrate from the Discontinued Licensed Products to a third party software platform within twelve (12) months of execution of this License. TANA shall assist Licensee in identifying a third party software vendor whose software is compatible with the Data Licensed Products. TANA shall provide Licensee with forty (40) hours of TANA's customer support (not to include engineering services) per year to assist Licensee in such migration to the third party software and support issues related thereto.

8. Discontinuance Of Data Licensed Products Format. In accordance with Section
   -----------------------------------------------
11.3 of the Agreement, TANA hereby gives Licensee written notice that TANA shall discontinue the Data Licensed Products in MapAccess format effective upon ninety (90) days after the first anniversary date of this License.

9. License Term. Unless terminated earlier pursuant to any provision of Article
   ------------
10 of the Agreement, this License shall become effective on November 25, 2000 (the "Effective Date") and shall continue in force for two (2) years from said date. Thereafter, this License shall automatically renew for additional one (1) year periods unless either party gives the other party ninety (90) days prior written notice of non-renewal. Licensee does not have or acquire by execution of the Agreement or this License, by performance hereunder, or otherwise, any vested right with respect to the distribution of Products or the renewal of this License.

10. Discontinuance Of Previous Agreement. TANA and Licensee are currently
    ------------------------------------
conducting business under TANA's Internet Provider Agreement No. IP-96-007 (the "IP Agreement") dated November 25, 1996; Amendment # 1 thereto dated March 22, 1997; Amendment #2 thereto dated May 16, 1997; Amendment #3 thereto dated March 16, 1998; and Amendment #4 thereto dated May 13, 1998. Upon the Effective Date of this License, the IP Agreement and all amendments thereto shall be terminated and superceded by the Agreement and this License.

This License is not effective unless signed by an authorized officer of TANA.

IN WITNESS WHEREOF, the parties hereto have executed this License as of the day and year first above written.


Switchboard Incorporated          Tele Atlas North America, Inc.
a Delaware corporation            a California corporation
120 Flanders Road                 1605 Adams Drive
Westborough, MA 01581             Menlo Park, CA 94025
508-836-2851                      650/328-3825

By:   /s/Dean Polnerow            By:    /s/ Richard J. Selmeier
      ----------------                   -----------------------
Name: Dean Polnerow               Name:  Richard J. Selmeier
      -------------                      -------------------
Title:President                   Title: President & COO
      ---------                          ---------------
Date: 5/25/01                     Date:  6/7/01
      -------                            ------

                                    EXHIBIT A
                            END USER INTERNET LICENSE


            IMPORTANT-READ CAREFULLY BEFORE ACCESSING THIS WEB SITE.
              By accessing this web site you accept this Agreement.


THIS IS A LEGAL AGREEMENT BETWEEN YOU, THE END USER, AND SWITCHBOARD INCORPORATED ("PROVIDER"). BY ACCESSING THIS WEB SITE, YOU ARE AGREEING TO BE BOUND BY THE TERMS OF THIS AGREEMENT. IF YOU DO NOT AGREE WITH THESE TERMS, DO NOT ACCESS THIS WEB SITE. "

1. GRANT OF LICENSE. Provider is an authorized sublicensor of products owned and
   ----------------
created by Provider's licensor. Provider grants you a non-transferable, non-exclusive object-only license to use the map images contained on this web site (the "Products"), solely for internal use by your business or for your own personal use, only with one central processing unit at any one time and not in any networked environment. The Products are received by you in confidence and in trust, and you agree to take all reasonable steps to maintain the confidentiality of the Products and to protect the Products from misappropriation or misuse. Except as expressly permitted by this Section 1, you agree that the Products will not be used, duplicated or disclosed in any form for the use or benefit of any person or entity, nor reproduced, transcribed, imitated or simulated in whole or in part. In order to preserve trade secret and proprietary information contained within the Products, you may not copy, reverse engineer, translate, port, modify or make derivative works of the Products. You may not rent, disclose, publish, sell, assign, lease, sublicense, market, or transfer the Products or use them in any manner not expressly authorized by this Agreement. You shall not derive or attempt to derive the source code, source files or structure of all or any portion of the Products by reverse engineering, disassembly, decompilation or any other means. You shall not use the Products to operate a service bureau or for any other use involving the processing of data of other persons or entities. You may not use the data Products with any software other than the software provided to you in connection with this web site. You do not receive any, and Provider's licensor retains all, ownership rights in the Products. The Products are copyrighted and may not be copied, even if modified or merged with other Products. You shall not alter or remove any copyright notice or proprietary legend contained in or on the Products.


2. LIMITED WARRANTY: The Products are provided to you on an "AS IS" and "WITH
   ----------------
ALL FAULTS" basis. You assume the entire risk of loss in using the Products. The Products are complex and may contain some nonconformities, defects or errors. Provider does not warrant that the Products will meet your needs or expectations, that operations of the Products will be error free or uninterrupted, or that all nonconformities can or will be corrected. This Limited Warranty is non-transferable. PROVIDER MAKES AND YOU RECEIVE NO WARRANTY, WHETHER EXPRESS OR IMPLIED, AND ALL WARRANTIES OF MERCHANTABILITY, TITLE, AND FITNESS FOR ANY PARTICULAR PURPOSE ARE EXPRESSLY EXCLUDED.

3. LIMITED LIABILITY: IN NO EVENT SHALL PROVIDER OR PROVIDER'S LICENSOR BE
   -----------------
LIABLE FOR ANY DAMAGES, CLAIM OR LOSS INCURRED BY YOU (INCLUDING WITHOUT LIMITATION COMPENSATORY, INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES, LOST PROFITS, LOST SALES OR BUSINESS, EXPENDITURES, INVESTMENTS, OR COMMITMENTS IN CONNECTION WITH ANY BUSINESS, LOSS OF ANY GOODWILL, OR DAMAGES RESULTING FROM LOST DATA OR INABILITY TO USE DATA), IRRESPECTIVE OF WHETHER PROVIDER OR PROVIDER'S LICENSOR HAS BEEN INFORMED OF, KNEW OF, OR SHOULD HAVE KNOWN OF THE LIKELIHOOD OF SUCH DAMAGES. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING WITHOUT LIMITATION BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATION, AND OTHER TORTS. IF PROVIDER'S LIMITED

WARRANTY OR LIMITATION OF LIABILITY SET FORTH IN THIS AGREEMENT SHALL FOR ANY REASON WHATSOEVER BE HELD UNENFORCEABLE OR INAPPLICABLE, YOU AGREE THAT PROVIDER'S AND PROVIDER'S LICENSOR'S LIABILITY SHALL NOT EXCEED $100.00. Some states do not allow the exclusion or limitation of incidental or consequential damages or the limitation of duration of an implied warranty, so the limitation or exclusion herein may not apply to you. This warranty shall not be applicable to the extent that any provision of this warranty is prohibited by any federal, state or local law which cannot be preempted. This warranty gives you specific legal rights, and you may also have other rights which vary from state to state.

4. MISCELLANEOUS. This is the exclusive agreement between Provider and you
   -------------
regarding its subject matter. You may not assign any part of this Agreement without Provider's prior written consent. This Agreement shall terminate immediately and without the requirement of notice if you breach any of the terms of this Agreement. Promptly upon termination of this Agreement, you shall return to Provider all copies of the Products in your possession or control. This Agreement shall be governed by the internal laws of California without reference to choice of law provisions. You shall pay any taxes on the Products or transactions, except for those based on Provider's annual net income. If any provision of this Agreement is declared invalid or unenforceable, the remaining provisions of this Agreement shall remain in effect. Any notice under this Agreement shall be delivered by U. S. certified mail, return receipt requested, or by overnight courier to Provider at the address below. Provider's licensor shall be a third party beneficiary of Provider's rights and protections under this Agreement, but is not a party hereto and shall have no obligation hereunder.

5. U.S. GOVERNMENT RESTRICTED RIGHTS. If the licensee ("Licensee") is an agency,
   ---------------------------------
department, or other entity of the United States Government ("Government"), Licensee's use, duplication, reproduction, release, modification, disclosure or transfer of the Products are restricted in accordance with Federal Acquisition Regulation ("FAR") 12.212 for civilian agencies and Defense Federal Acquisition Regulation Supplement ("DFARS") 227.7202 for military agencies. The Products are commercial. Use of the Products by any Government agency, department, or other entity of the Government, is further restricted in accordance with the terms of this License, or any modification hereto. Licensee will affix the following legend upon delivery of the Products which are the subject of this License: "Use, duplication, reproduction, release, modification, disclosure or transfer of this commercial product and accompanying documentation is restricted in accordance with FAR 12.212 and DFARS 227.7202, and by a license agreement. Contractor/manufacturer is Tele Atlas North America, Inc., 1605 Adams Drive, Menlo Park, CA 94025, (650) 328-3825. PROPRIETARY PRODUCTS. For purpose of any public disclosure provision under any federal, state or local law, it is agreed that the Products are a trade secret and a proprietary commercial product and not subject to disclosure. The Products are 1984-2001 by TANA. ALL RIGHTS RESERVED BY TANA UNDER THE COPYRIGHT LAWS OF THE UNITED STATES."

                                       2